Fourth Quarter and Full Year 2018 Financial Results NewLink Genetics Corporation Nasdaq: NLNK February 27, 2019

•Lisa Miller, Director of Investor Relations Agenda • Charles J. Link, Jr, MD, Chairman, CEO & CSO •Eugene Kennedy, MD, Chief Medical Officer • Carl Langren, Chief Financial Officer 2

Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward- looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2019 and beyond; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to execution of clinical trials; plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; the effects of its organizational realignment, and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent NewLink Genetics' views as of the date of this presentation. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this presentation. 3

NewLink Genetics Clinical Programs

Program	Indication	Details
NLG207	Recurrent ovarian cancer	**NLG207 plus paclitaxel in recurrent ovarian cancer** ▪ NLG207 is a nanoparticle formulation of topoisomerase 1 inhibitor, camptothecin ▪ Phase 2 results accepted for presentation at AACR in April 2019
Indoximod	Front-line diffuse intrinsic pontine glioma (DIPG)	**Indoximod plus radiotherapy for pediatric patients with DIPG** ▪ Early data show all patients demonstrated initial symptomatic improvement on therapy with evidence of radiographic responses ▪ Phase 1b trial ongoing with updated data anticipated 2019
Indoximod	NLG802, prodrug of indoximod	**NLG802 in patients with advanced solid tumors** ▪ Early Phase 1 data showed significantly improved PK properties ▪ Updated Phase 1 trial data anticipated 2019
Indoximod	Recurrent malignant pediatric brain tumors	**Indoximod plus radio-chemotherapy for pediatric patients with recurrent malignant brain tumors** ▪ Phase 1b trial ongoing with updated data anticipated 2019
Indoximod	Front-line acute myeloid leukemia (AML)	**Indoximod plus standard-of-care chemotherapy for patients with front-line AML** ▪ Updated Phase 1 data December 2018 showed promising MRD-negativity with indoximod ▪ Phase 1b trial ongoing

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Other Opportunities Ebola VSV-ZEBOV (V920) vaccine . Merck has announced they began rolling BLA submission process . NewLink holds substantial interest in potential Priority Review Voucher (PRV) Continue to pursue additional opportunities to expand our pipeline 5

NLG207 NLG207 (formerly CRLX101) Ovarian Cancer . Nanoparticle formulation of the Approximately topoisomerase 1 inhibitor camptothecin Roughly 70 percent . Originally acquired from Cerulean Pharma 22,530 of patients diagnosed with ovarian cancer in 2017 women will be diagnosed 3 1 . Phase 2 trial to evaluate NLG207 plus with ovarian cancer in 2018 will have a recurrence weekly paclitaxel in recurrent ovarian Woman have a cancer completed, conducted in 1 in 78 conjunction with GOG Majority chance to have diagnosed at . Data will be presented at upcoming AACR 2 ovarian cancer advanced stage meeting in April 2019 during her lifetime1 . Initial focus on our Phase 2 ovarian cancer trial, and reviewing other potential opportunities in multiple malignancies References: 1. American Cancer Society. Cancer Facts & Figures 2018. Atlanta, GA: American Cancer Society; 2018. 2. National Cancer Institute. http://seer.cancer.gov/statfacts/html/ovary.html 3. Ovarian Cancer Research Alliance. https://ocrahope.org/patients/about-ovarian-cancer/recurrence/ 6

Front-line Indoximod plus radiotherapy for pediatric patients with DIPG diffuse intrinsic . Early data show all patients demonstrated initial symptomatic improvement on pontine therapy with evidence of deep radiographic responses glioma (DIPG) . Phase 1b trial ongoing with updated data anticipated 2019 NLG802, NLG802 in patients with advanced solid tumors prodrug of . Early Phase 1 data show significantly improved PK properties Indoximod indoximod . Updated Phase 1 trial data anticipated 2019 Pipeline Recurrent malignant Indoximod plus radio-chemotherapy for pediatric patients with recurrent malignant brain tumors pediatric . Phase 1b trial ongoing with updated data anticipated 2019 brain tumors Front-line acute Indoximod plus standard-of-care chemotherapy for patients with front-line AML myeloid . Updated data December 2018 showed promising MRD-negativity with indoximod leukemia (AML) . Phase 1b trial ongoing 7

Financial Position Q4 2018 End Cash and Equivalents $120.7 Million Average Quarterly Cash Use Projected ~$10 Million Cash Runway Projected Through 2021 Shares Outstanding as of December 31, 2018 37.25 Million 8

NewLink Genetics: Key Takeaways

Targeting Indications of Need

- Current clinical development programs include:
  - ✓ NLG207
    - Ovarian cancer
  - ✓ Indoximod
    - Frontline DIPG
    - Recurrent pediatric brain tumors
    - Frontline AML
  - ✓ NLG802
- Continue to pursue opportunities to expand pipeline

Strong Cash Position

- ✓ Cash on hand at Q4 end $120.7 million
- ✓ Estimated cash runway to year end 2021 excluding Ebola PRV monetization
- ✓ Substantial financial interest in Priority Review Voucher (PRV) issued if approval of the Ebola vaccine licensed by NewLink Genetics

Upcoming Presentations

- ❑ April 2019: Phase 2 results for NLG207 in recurrent refractory ovarian, fallopian tube, or primary peritoneal cancer to be presented at AACR
- ❑ 2019: Updated Phase 1 data for indoximod plus radiotherapy in DIPG
- ❑ 2019: Updated Phase 1 data for NLG802, indoximod prodrug
- ❑ 2019: Updated Phase 1 data for indoximod plus radio-chemotherapy in recurrent pediatric brain tumors

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Q & A 10